Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FOURTH-QUARTER

AND FULL-YEAR 2010 RESULTS

BEDFORD, Mass. – March 3, 2011 – Interactive Data Corporation today reported its financial results for the fourth quarter ended December 31, 2010. Interactive Data’s fourth-quarter 2010 revenue was a record $207.8 million, an increase of 7.1% over $194.1 million for the same quarter of 2009. Fourth-quarter 2010 revenue was reduced by $1.3 million due to the amortization of acquisition-related deferred revenue. Excluding this adjustment, non-GAAP revenue was $209.2 million in the fourth quarter of 2010, an increase of 7.8% over the same quarter last year. Fourth-quarter 2010 organic (non-GAAP) revenue, which excludes the deferred revenue adjustment, the impact of changes in foreign exchange rates, the contribution of businesses acquired in the past 12 months and related intercompany eliminations, grew 5.2% from the same quarter in 2009.

Interactive Data’s fourth-quarter 2010 loss from operations was $1.2 million, compared with income from operations of $50.4 million in the same period one year ago. Non-GAAP adjusted EBITDA, which excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course, for the fourth quarter of 2010 was $73.5 million compared with $76.5 million in the same period one year ago. All non-GAAP financial measures with applicable reconciliations are set forth on the pages following the financial tables of this press release.

“We finished 2010 with a strong fourth-quarter performance,” stated Mason Slaine, chairman, president and chief executive officer. “Our fourth-quarter 2010 revenue growth was driven primarily by another solid quarter within our Pricing and Reference Data business, improved performance in our Real-Time Services business, as well as the contributions from businesses acquired in late 2009 and early 2010. Our fourth-quarter 2010 adjusted EBITDA performance remained healthy due to the combination of revenue growth and expense management. At the same time, we also began implementing key technology initiatives and other programs aimed at leveraging our global content, accelerating time-to-market for innovative new services, driving operational efficiency and creating greater economies of scale. We are moving into 2011 with a talented team, compelling offerings, strong customer relationships and attractive opportunities to drive long-term revenue and profit growth.”

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported fourth-quarter 2010 revenue of $133.3 million, a 4.4% increase over the fourth quarter of 2009. Excluding a $1.0 million reduction in revenue associated with the deferred revenue adjustment, the effects of foreign exchange and intercompany eliminations related to the December 2009 acquisition of certain Online Financial Solutions (OFS) assets, fourth-quarter 2010 organic (non-GAAP) revenue for this business increased by 5.7% from the same period last year. This business, which has produced four consecutive quarters of improved quarterly organic revenue growth, experienced higher usage revenue and new sales for its fixed income evaluated pricing and reference data services primarily from existing customers in North America. The Pricing and Reference Data business continued to invest in expanding its evaluated pricing coverage, recently launching a new whole loan valuation service. In addition, this business received ‘Best Third-Party Valuation Provider’ honors at the Credit Awards Americas 2010.

•

Interactive Data Real-Time Services generated fourth-quarter 2010 revenue of $45.8 million, which is 22.7% higher than the same quarter last year as a result of the contribution of the OFS and 7ticks assets that were acquired in late 2009 and early 2010, respectively, and improved organic performance. Excluding a $0.1 million reduction in revenue associated with the deferred revenue adjustment, the effects of foreign exchange, the contribution of acquired assets and related intercompany eliminations, fourth-quarter 2010 organic (non-GAAP) revenue increased 7.9%. The organic revenue growth for this business primarily reflected increased business for its customized, hosted web-based solutions business in Europe, which benefited from one-time projects with both new and existing customers. Fourth-quarter and recent highlights in the real-time feeds product area included continued expansion of the Interactive Data 7ticks network in Tokyo, London and Toronto, adding new customers such as Orc Software, FINODEX and Patsystems, and winning a Futures and Options World Award for Innovation 2010.

•

Interactive Data Fixed Income Analytics reported revenue for the fourth quarter of 2010 of $8.9 million, an increase of 3.7% from the 2009 fourth quarter. Excluding a reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, organic (non-GAAP) revenue in the fourth quarter of 2010 grew by 4.0% over the same period last year primarily on the strength of product upgrades by existing customers. In late January 2011, this business launched BondEdge® TradeLink, which enables the BondEdge® fixed income portfolio analytics workstation to interface with leading trade order management systems.

Active Trader Services Segment:

•

Interactive Data’s Desktop Solutions business (formerly known as eSignal) reported fourth-quarter 2010 revenue of $19.9 million, a decrease of 3.3% from the fourth quarter of 2009. Excluding a $0.2 million reduction in revenue associated with the deferred revenue adjustment and the effects of foreign exchange, fourth-quarter 2010 organic revenue decreased by 2.0%, from the same period last year. The decline in Desktop Solutions revenue primarily reflects a 3.7% decrease in direct subscription terminals, which totaled approximately 54,400 terminals as of December 31, 2010. This business recently launched eSignal 11, a redesigned version of the core eSignal software that provides advanced performance and a new, more intuitive user interface.

Other Fourth-Quarter 2010 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s fourth-quarter 2010 revenue was unfavorably impacted by $1.8 million due to the effects of foreign exchange resulting from a stronger US dollar in comparison with the fourth quarter of 2009. Total costs and expenses in the fourth quarter of 2010 were favorably impacted by $2.4 million as a result of the effects of foreign exchange.

Senior Secured Credit Facility Refinancing:

•

On February 11, 2011, Interactive Data completed a refinancing of its $1.3 billion term loan facility through an amendment to its Credit Agreement that provides for, among other things, a decrease in applicable interest rates and an extension of the maturity date of the term loan facility. As a result of the refinancing activity, the Company expects to reduce its annual cash interest expense by more than $22 million in 2011, and, assuming our current interest rates remain in place, by approximately $25 million annually thereafter.

Results for the Full Year 2010

Please note that the Company’s full-year 2010 results detailed below is a non-GAAP presentation to reflect the predecessor period prior to the Company’s acquisition (from January 1 through July 29) and the successor period following it (from July 30 through December 31) on a combined basis.

•

For the full year ended December 31, 2010, Interactive Data reported revenue of $796.6 million, a 5.2% increase over $757.2 million in 2009. Excluding the $3.7 million deferred revenue adjustment, 2010 non-GAAP revenue was $800.3 million, an increase of 5.7% from 2009. For 2010, organic (non-GAAP) revenue, which excludes the deferred revenue adjustment, the effects of foreign exchange, and revenue and intercompany eliminations related to acquisitions, increased by 2.5% over 2009.

•

Interactive Data’s loss from operations for 2010 was $7.1 million, compared with income from operations of $207.7 million in 2009. Interactive Data’s non-GAAP adjusted EBITDA for 2010 was $289.4 million, compared with adjusted EBITDA of $309.7 million in 2009. The Company’s adjusted EBITDA performance in 2010 primarily reflects higher bonus compensation expense in comparison with 2009.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s fourth-quarter and full-year 2010 results and other business matters on Friday, March 4, 2011 at 8:30 a.m. ET. The dial-in number for the conference call is (706) 679-8825 and the related access code is 46544010. For those who cannot listen to this broadcast, a replay of the call will be available from March 4 at 12:00 p.m. until Friday, March 11, 2011 at 12:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 46544010.

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

The financial statements are presented on a combined basis of the predecessor and successor periods for the full year of 2010. The full-year 2010 predecessor and successor results are presented but not discussed separately. The Company believes that the discussion on a combined basis is more meaningful as it allows for the results of operations to be analyzed to the comparable period in 2009.

•

Management refers to revenue growth rates at constant foreign currency exchange rates so that revenue results can be considered on a comparable basis. Foreign currency fluctuations are outside of management’s control and reporting results at constant currency facilitates period-to-period comparisons of our revenue results. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the performance at constant currency rates will be higher or lower than the performance reported at actual exchange rates.

•

Management includes information regarding organic revenue. Organic revenue excludes the contribution of businesses recently acquired (and related intercompany eliminations if applicable), the effects of foreign currency exchange rates, and adjustments related to the amortization of acquisition-related deferred revenue. Management believes reporting organic revenue facilitates period-to-period comparisons and provides a better understanding of underlying business trends and our future revenue growth prospects. Management includes revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and Desktop Solutions (formerly eSignal) businesses because management believes this additional level of detail provides further insight into underlying trends and how the individual business areas are performing. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements that we move forward focused on taking the necessary steps to further improve the overall efficiency of our business while continuing to invest in areas that will drive organic revenue growth over the long term. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, under the caption “Risk Factors,”

which is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve core revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk due to the extent of our variable rate debt (to the extent the risk is not mitigated by our interest rate hedge and cap arrangements that may be in place and as amended from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain a qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,400 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Successor	Predecessor
	Three Months Ended December 31,
	2010	2009
REVENUE	$207,840	$194,100
COSTS AND EXPENSES:
Cost of services	67,741	62,929
Selling, general and administrative	85,769	64,123
Merger costs	3,879	—
Depreciation	10,036	8,838
Amortization	41,587	7,808

Total costs and expenses	209,012	143,698

(LOSS) INCOME FROM OPERATIONS	(1,172)	50,402
Interest (expense) income, net	(47,095)	318
Other (loss) income, net	(382)	6

(LOSS) INCOME BEFORE INCOME TAXES	(48,649)	50,726
Income tax (benefit) expense	(2,648)	17,677

NET (LOSS) INCOME	(46,001)	33,049
Less: Net income attributable to noncontrolling interest	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$(46,001)	$33,049

	Combined	Successor	Predecessor
	Period from January 1 through December 31,	Period from July 30 through December 31,	Period from January 1 through July 29,	Twelve Months Ended December 31,
	2010	2010	2010	2009
REVENUE	$796,645	$342,101	$454,544	$757,218
COSTS AND EXPENSES:
Cost of services	277,075	115,176	161,899	250,105
Selling, general and administrative	282,619	124,409	158,210	237,041
Merger costs	119,992	67,258	52,734	—
Depreciation	38,466	15,962	22,504	31,800
Amortization	85,585	65,867	19,718	30,523

Total costs and expenses	803,737	388,672	415,065	549,469

(LOSS) INCOME FROM OPERATIONS	(7,092)	(46,571)	39,479	207,749
Interest (expense) income, net	(77,604)	(78,364)	760	1,680
Other income, net	570	321	249	139

(LOSS) INCOME BEFORE INCOME TAXES	(84,126)	(124,614)	40,488	209,568
Income tax (benefit) expense	(12,337)	(30,351)	18,014	68,162

NET (LOSS) INCOME	(71,789)	(94,263)	22,474	141,406
Less: Net income attributable to noncontrolling interest	—	—	—	(172)

NET (LOSS) INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$(71,789)	$(94,263)	$22,474	$141,234

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Successor	Predecessor
	December 31, 2010	December 31, 2009

	(Unaudited)[1]
ASSETS
Assets:
Cash and cash equivalents	$123,704	$209,946
Marketable securities	—	96,077
Accounts receivable, net	107,067	108,349
Due from parent	7,500	—
Prepaid expenses and other current assets	21,079	21,810
Income tax receivable	40,764	—
Deferred financing costs, net	11,817	—
Deferred income taxes	7,574	6,532

Total current assets	319,505	442,714

Property and equipment, net	110,386	123,245
Goodwill	1,638,268	570,256
Intangible assets, net	1,994,461	138,988
Deferred financing costs, net	60,010	—
Other assets	11,247	5,968

Total Assets	$4,133,877	$1,281,171

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$22,232	$20,957
Accrued liabilities	92,020	78,194
Borrowings, current, net of original issue discount	1,702	—
Interest payable	30,647	—
Income taxes payable	5,521	4,500
Deferred revenue	24,296	34,586

Total current liabilities	176,418	138,237

Income taxes payable	11,314	10,986
Deferred tax liabilities	677,793	33,871
Other liabilities	48,130	15,971
Borrowings, net of current portion and original issue discount	1,967,751	—

Total Liabilities	2,881,406	199,065

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	—	1,046
Additional paid-in-capital	1,327,115	1,019,133
Treasury stock, at cost	—	(221,246)
Accumulated (loss) earnings	(94,263)	279,096
Accumulated other comprehensive income	19,619	4,077

Total Interactive Data Corporation stockholders’ equity	1,252,471	1,082,106
Noncontrolling interest	—	—

Total Equity	1,252,471	1,082,106

Total Liabilities and Equity	$4,133,877	$1,281,171

[1]	Balances remain subject to reclassification until such time as audited financial statements are filed in the Company’s Annual Report on Form 10-K.

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment, Foreign Exchange, Acquisition-Related Revenue,

and Intercompany Eliminations Resulting from Acquisitions)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010 Successor	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Revenue	$207,840	$194,100	7.1%	$796,645	$757,218	5.2%
Total deferred revenue adjustment	1,338	—	—	3,656	—	—

Non-GAAP revenue before total deferred revenue adjustment	209,178	194,100	7.8%	800,301	757,218	5.7%
Total effects of foreign exchange	1,812	—	—	1,369	—	—

Non-GAAP revenue before above factors	210,990	194,100	8.7%	801,670	757,218	5.9%
Total effects of acquisition-related revenue	(7,890)	(977)	—	(27,663)	(977)	—

Non-GAAP revenue before above factors	203,100	193,123	5.2%	774,007	756,241	2.3%
Intercompany eliminations - OFS	—	(142)	—	—	(853)	—

Total organic (non-GAAP) revenue	$203,100	$192,981	5.2%	$774,007	$755,388	2.5%

Interactive Data Pricing and Reference Data Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment, Foreign Exchange

and Intercompany Eliminations Resulting from Acquisitions)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010 Successor	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Pricing and Reference Data revenue	$133,272	$127,631	4.4%	$513,822	$499,385	2.9%
Effects of deferred revenue adjustment	1,028	—	—	2,479	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	134,300	127,631	5.2%	516,301	499,385	3.4%
Effects of foreign exchange	603	—	—	(412)	—	—

Non-GAAP revenue before effects of deferred revenue adjustment and foreign exchange	134,903	127,631	5.7%	515,889	499,385	3.3%
Intercompany eliminations - OFS	—	(52)	—	—	(358)	—

Total organic (non-GAAP) revenue	$134,903	$127,579	5.7%	$515,889	$499,027	3.4%

Interactive Data Real-Time Services Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment, Foreign Exchange, Acquisition-Related Revenue,

and Intercompany Eliminations Resulting from Acquisitions)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2010 Successor	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Real-Time Services revenue	$45,768	$37,310	22.7%	$168,510	$141,302	19.3%
Effects of deferred revenue adjustment	123	—	—	674	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	45,891	37,310	23.0%	169,184	141,302	19.7%
Effects of foreign exchange	1,101	—	—	1,798	—	—

Non-GAAP revenue before effects of deferred revenue adjustment and foreign exchange	46,992	37,310	26.0%	170,982	141,302	21.0%
Acquisition-related revenue - OFS	(3,332)	(977)	—	(12,966)	(977)	—
Acquisition-related revenue - 7ticks	(4,558)	—	—	(14,697)	—	—
Intercompany eliminations - OFS	—	(90)	—	—	(495)	—

Total organic (non-GAAP) revenue	$39,102	$36,243	7.9%	$143,319	$139,830	2.5%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Fixed Income Analytics Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010 Successor	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Fixed Income Analytics revenue	$8,878	$8,563	3.7%	$34,692	$33,156	4.6%
Effects of deferred revenue adjustment	25	—	—	97	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	8,903	8,563	4.0%	34,789	33,156	4.9%
Effects of foreign exchange	4	—	—	11	—	—

Total organic (non-GAAP) revenue	$8,907	$8,563	4.0%	$34,800	$33,156	5.0%

Interactive Data Desktop Solutions (eSignal) Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

.	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010 Successor	2009 Predecessor	Change	2010 Combined	2009 Predecessor	Change
Interactive Data Desktop Solutions (eSignal) revenue	$19,922	$20,596	-3.3%	$79,621	$83,375	-4.5%
Effects of deferred revenue adjustment	162	—	—	406	—	—

Non-GAAP revenue before effects of deferred revenue adjustment	20,084	20,596	-2.5%	80,027	83,375	-4.0%
Effects of foreign exchange	102	—	—	(31)	—	—

Total organic (non-GAAP) revenue	$20,186	$20,596	-2.0%	$79,996	$83,375	-4.1%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010 Successor	2009 Predecessor	2010 Combined	2009 Predecessor
Net (Loss) Income	$(46,001)	$33,049	$(71,789)	$141,234
Interest expense (income)	47,095	(318)	77,604	(1,680)
Other loss (income)/Minority interest	382	(6)	(570)	33
Income tax (benefit) expense	(2,648)	17,677	(12,337)	68,162
Depreciation and amortization	51,623	16,646	124,051	62,323

EBITDA	$50,451	$67,048	$116,959	$270,072

Adjustments:
Stock-based compensation	(671)	3,471	24,103	16,180
Merger costs	3,879	—	119,992	—
Other non-recurring charges[2]	18,155	3,799	24,993	15,530
Other charges[3]	1,654	2,169	3,314	7,925

Adjusted EBITDA[4]	$73,468	$76,486	$289,361	$309,707

Adjusted EBITDA Margin[5]	35.1%	39.4%	36.2%	40.9%

Other Adjustments
Pro forma cost savings[6]	7,500	7,500	30,000	30,000

Pro Forma Adjusted EBITDA[4]	$80,968	$83,986	$319,361	$339,707

Pro Forma Adjusted EBITDA Margin[5]	38.7%	43.3%	39.9%	44.9%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

[2]

Other non-recurring charges include the impact of the deferred revenue adjustment, the write-off of certain capitalized software and other assets, severance and retention expenses, and the impact of the 2009 out-of-period accounting adjustment.

[3]	Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, and other costs.
[4]

2009 and 2010 fourth-quarter and full-year adjusted and pro forma adjusted EBITDA are not necessarily comparable due to, among other things, the inclusion in 2010 of expenses related to increased compensation expense in connection with the Company’s incentive bonus programs.

[5]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[6]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

2010 Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
	2010 Predecessor	2010 Predecessor	2010 Combined	2010 Successor
Net Income (loss)	$29,525	$25,157	$(80,470)	$(46,001)
Interest (income) expense	(267)	(337)	31,113	47,095
Other (income) loss/Minority interest	(36)	(171)	(745)	382
Income tax expense (benefit)	15,236	10,887	(35,812)	(2,648)
Depreciation and amortization	18,200	18,150	36,078	51,623

EBITDA	$62,658	$53,686	$(49,836)	$50,451

Adjustments:
Stock-based compensation	3,397	3,260	18,117	(671)
Merger costs	3,401	11,894	100,818	3,879
Other non-recurring charges[2]	217	—	6,621	18,155
Other charges[3]	7	(157)	1,810	1,654

Adjusted EBITDA[4]	69,680	68,683	77,530	73,468

Adjusted EBITDA Margin[5]	35.4%	35.4%	38.7%	35.1%

Other Adjustments
Pro forma cost savings[6]	7,500	7,500	7,500	7,500

Pro Forma Adjusted EBITDA[4]	$77,180	$76,183	$85,030	$80,968

Pro Forma Adjusted EBITDA Margin[5]	39.2%	39.3%	42.5%	38.7%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

[2]

Other non-recurring charges include the impact of the deferred revenue adjustment, the write-off of certain capitalized software and other assets, severance and retention expenses, and the impact of the 2009 out-of-period accounting adjustment.

[3]	Other charges include management fees, earnout revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, and other costs.
[4]

2009 and 2010 fourth-quarter and full-year adjusted and pro forma adjusted EBITDA are not necessarily comparable due to, among other things, the inclusion in 2010 of expenses related to increased compensation expense in connection with the Company’s incentive bonus programs.

[5]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by taking each EBITDA measure and dividing it by non-GAAP revenue (total revenue less deferred revenue adjustment).
[6]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010 Successor	2009 Predecessor	2010 Successor	2009 Predecessor
Adjusted EBITDA	$73,468	$76,486	$289,361	$309,707
Capital Expenditures	9,724	17,672	44,900	42,829

Free Cash Flow	$63,744	$58,814	$244,461	$266,878

Pro forma adjusted EBITDA	$80,968	$83,986	$319,361	$339,707
Capital Expenditures	9,724	17,672	44,360	42,829

Free Cash Flow	$71,244	$66,314	$275,001	$296,878